UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

WISHBONE PET PRODUCTS INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF WISHBONE PET PRODUCTS INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

WISHBONE PET PRODUCTS INC.

2857 Sherwood Heights Drive

Oakville, Ontario

L6J 7J9

(888) 414-6832

INFORMATION STATEMENT

(Preliminary)

May 10, 2018

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Wishbone Pet Products Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders(the “Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”), of Wishbone Pet Products Inc., a Nevada corporation (the “Company”), to notify the Stockholders that on May 10, 2018, the Company received the written consent in lieu of a meeting of the holders of a majority of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”). The Majority Stockholders authorized the following:

●	Amending the Company’s Certificate of Incorporation, as amended, (i) to effect a Forward Stock Split of the issued and outstanding shares of the Company’s Common Stock on the basis of Twenty (20) post-Split shares of Common Stock for every one (1) Pre-Split share of Common Stock (the “Forward Stock Split”); and (ii); to change the name of the Company from Wishbone Pet Products Inc. to Blue Eagle Lithium Inc. (the “Name Change”).

On May 10, 2018, the Board of Directors of the Company (the “Board”) approved, and recommended to the Majority Stockholders that they approve the Name Change, Authorized Shares Increase and Forward Stock Split(collectively, the “Actions”). On May 10, 2018, the Majority Stockholders approved the Actions by written consent in lieu of a meeting, in accordance with Nevada law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company to notify the Stockholders of the Name Change and Forward Stock Split. Stockholders of record at the close of business on May 10, 2018, are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Actions will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about June 1, 2018. We anticipate that the Actions will become effective on or about June 1, 2018, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ Rami Tabet
Chief Executive Officer
May 10, 2018

INTRODUCTION

Nevada law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Nevada law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about June 1, 2018.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board of Wishbone Pet Products Inc., (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders.

ACTIONS TO BE TAKEN

The Actions will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Actions by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until sixty (60) days after FINRA has announced the Name Change to the market.

We currently expect to file the Amendment on or about June 1, 2018.

20-FOR-1 FORWARD STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent a 20-for-1Forward Stock Split (the “Forward Stock Split”)in accordance with Nevada Revised Statutes under Chapter 7. Pursuant to the Forward Stock Split, each share of our Common Stock will be automatically converted, without any further action by the Stockholders, into 20 shares of Common Stock. Simultaneously with any change to our Common Stock. No fractional shares of Common Stock will be issued as the result of the Forward Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share. The Company anticipates that the effective date of the Forward Stock Split will be June 1, 2018.

PLEASE NOTE THAT THE FORWARD STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE FORWARD STOCK SPLIT

The Board of Directors believed that it was in the best interests of the Company to implement the Forward Stock Split on the basis that the low number of issued and outstanding shares of common stock of the Company would likely not appeal to brokerage firms and that when trading, the current projected per share price level of our common stock will reduce the effective marketability of our common stock because of the reluctance of many brokerage firms to recommend stock to their clients or to act as market-makers for issuers which do not have a sufficient number of shares of common stock issued and outstanding.

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We have no present understandings or agreements that will involve the issuance of capital stock, apart from understandings and agreement disclosed in our filings with the Securities and Exchange Commission. However, we are engaged in negotiations with respect to transactions, including financings and acquisitions, which could involve the issuance of capital stock.

As of the date herein, there are no definitive agreements, letters of intent of memorandums of understanding with respect to any transactions, financings or acquisitions for the newly authorized but unissued shares that will become available following our 20-for-1 Forward Stock Split.

The effect of the Forward Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar Forward Stock Split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Forward Stock Split will fall in proportion to the increase in the number of shares of Common Stock outstanding as a result of the Forward Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors as well.

The principal effect of the Forward Stock Split will be the increase in the number of shares of Common Stock issued and outstanding from approximately 3,750,000 shares as of May 10, 2018, to approximately 75,000,000 shares. The Forward Stock Split will affect all of our Stockholders uniformly and will not affect any Stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Forward Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Forward Stock Split will remain fully paid and non-assessable. The Forward Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Forward Stock Split, nor does it increase or decrease the market capitalization of the Company. The Forward Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

The following chart depicts the capitalization structure of the Company both pre-Forward Stock Split/pre-Authorized Share Increase and post-Forward Stock Split/post-Authorized Share Increase (the post-Split shares of Common Stock may differ slightly based on the number of fractional shares):

Pre- Forward Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
200,000,000	3,750,000	0

Post- Forward Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
200,000,000	75,000,000	0

CERTAIN RISKS ASSOCIATED WITH FORWARD STOCK SPLIT

You should recognize that while you will own a greater number of shares of Common Stock than you presently own, the Forward Stock Split may result in a decline in the potential stock price of our Common Stock. We cannot assure you that the Forward Stock Split will effect the potential stock price of our Common Stock by a multiple equal to the Forward Stock Split ratio or result in the permanent decline in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Forward Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Common Stock could be adversely affected by the greater number of shares of Common Stock that would be outstanding after the Forward Stock Split. In addition, the Forward Stock Split may decrease the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Forward Stock Split will achieve the desired results that have been outlined above.

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ANTI-TAKEOVER EFFECTS OF THE FORWARD STOCK SPLIT

THE OVERALL EFFECT OF THE FORWARD STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Forward Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Forward Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Forward Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision. The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Forward Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING FORWARD STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Forward Stock Split will become effective on June 1, 2018, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Forward Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Forward Stock Split shares of Common Stock.

Our transfer agent, VStock Transfer, 18 Lafayette Place, Woodmere, NY 11598, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-Forward Stock Split shares of Common Stock may surrender to the Exchange Agent stock certificates representing pre-Forward Stock Split shares of Common Stock in exchange for stock certificates representing post-Forward Stock Split shares of Common Stock. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Forward Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of June 1 , 2018,for the Forward Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT A LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Forward Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under Nevada law, our Stockholders are not entitled to appraisal rights in connection with the Forward Stock Split.

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FEDERAL INCOME TAX CONSEQUENCES

We will not recognize any gain or loss as a result of the Forward Stock Split.

The following description of the material federal income tax consequences of the Forward Stock Split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Forward Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers, banks, regulated investment companies, foreign entities or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Forward Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine the particular consequences to you.

We believe that the federal income tax effects of the Forward Stock Split will be that a stockholder who receives an increased number of shares of our Common Stock will not recognize gain or loss. With respect to a Forward Stock Split, such a stockholder’s basis in the increased number of shares of our Common Stock will equal the stockholder’s basis in its old shares of our Common Stock. The holding period of the post-effective Forward Stock Split shares received will include the holding period of the pre-effective Forward Stock Split shares exchanged. The Company’s views regarding the tax consequences of the Forward Stock Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

NAME CHANGE

REASONS

We believe that changing the name of the Company to Blue Eagle Lithium Inc. will more accurately reflect and represent to the public the business of the Company. In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol. Our request for a new ticker symbol, however, will not be processed until sixty (60) days after FINRA has announced our Name Change to the market.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The voting power of the Company is vested in its common stock, with one vote per share. At the Record Date, 3,750,000 shares of common stock were outstanding.

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Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by the persons who were the sole shareholders to sign the shareholders’ written consent.

Name and Address of Beneficial Owner	Beneficial Ownership	% of class (1)

Rami Tabet	2,000,000	53.3%

Total	2,000,000	53.3%

(1) Based on 3,750,000 shares of common stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of May 10, 2018, of (i) each person known to us to beneficially own more than 5% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group. As of May 10, 2018, there were a total of 3,750,000 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote. The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of May 10, 2018, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (1)

Directors and Named Executive Officers:

Rami Tabet (2)	2,000,000	53.3%

Robert Ireland (3)	0	0.0%

All officers and directors as a group:	2,000,000	53.3%

5% or Greater Beneficial Owners

Rami Tabet (5)	2,000,000	53.3%

(1)

Beneficial ownership is calculated based on the 3,750,000 shares of Common Stock issued and outstanding as of May 10, 2018, together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of the Record Date hereof for each stockholder.

(2)	Mr. Tabet is the Chief Executive Officer and Chairman of the Company. Mr. Tabet’s address is 2857 Sherwood Heights Drive, Oakville, Ontario, L6J 7J9 .

(3)	Mr. Ireland is the Chief Financial Officer and a member of the Board. Mr. Ireland’s address is 1515 7th Street, Suite 59,Santa Monica, California, USA, 90401.

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ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at wishbonepetproducts@gmail.com.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

Dated: May 10, 2018

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